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                                                                   Exhibit 4.24

               SUPPLEMENT NO.3 TO BORROWER STOCK PLEDGE AGREEMENT
               --------------------------------------------------

                      THIS AGREEMENT SUPPLEMENTS AND AMENDS
                      THE BORROWER STOCK PLEDGE AGREEMENT
                           BETWEEN THE PARTIES HERETO
                           DATED AS OF APRIL 28, 2000

          Supplement No. 3 (this "Supplement"), dated as of January 2, 2002 to
                                  ----------
the Borrower Stock Pledge Agreement dated as of April 28, 2000, as supplemented by Supplement No. 1 to Borrower Stock Pledge Agreement, dated as of June 30, 2000, and by Supplement No. 2 to Borrower Stock Pledge Agreement, dated as of September 5, 2000 (the "Borrower Stock Pledge Agreement") made by REMINGTON
                        -------------------------------
ARMS COMPANY, INC., a Delaware corporation (the "Borrower"), in favor of
                                                 --------
JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Agent")
                                                                     -----
for the banks and other financial institutions (the "Lenders") parties to the
                                                     -------
Credit Agreement, dated as of April 28, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the
                                           ----------------
Borrower, the Lenders, the Agent, Bank of America, N.A, as syndication agent, Goldman Sachs Credit Partners L.P., as documentation agent, and Chase Securities Inc. and Banc of America Securities LLC, as joint lead arrangers.

                            W I T N E S S E T H :
                            - - - - - - - - - -

          WHEREAS, the Borrower and the Agent are parties to the Borrower Stock Pledge Agreement pursuant to which the Borrower has pledged all the Pledged Stock (as defined in the Borrower Stock Pledge Agreement) to, and granted a first lien on and security interest in the Collateral (as defined in the Borrower Stock Pledge Agreement) to, the Agent for the benefit of the Lenders;

          WHEREAS, the Borrower is the legal and beneficial owner of the shares of Pledged Stock issued by RBC Holding, Inc., a Delaware corporation, listed on
Schedule I hereto;

          WHEREAS, the Borrower was the legal and beneficial owner of the 100 membership units of Pledged Stock issued by RA Brands, L.L.C., a Delaware limited liability company, listed on Schedule I to the Borrower Stock Pledge Agreement;

          WHEREAS, pursuant to that Contribution Agreement dated as of the date hereof, the Borrower has transferred one membership unit of Pledged Stock issued by RA Brands, L.L.C. to RBC Holding, Inc., and the Borrower is now the legal and beneficial owner of the 99 membership units of Pledged Stock issued by RA Brands, L.L.C., listed on Schedule I hereto;

          WHEREAS, the Borrower was the legal and beneficial owner of the units of Pledged Stock issued by RA Factors, L.L.C., a Delaware limited liability company listed on Schedule I to the Borrower Stock Pledge Agreement;

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          WHEREAS, as of the date hereof, RA Factors, L.L.C. has been converted to a Delaware "C" Corporation, its name has been changed to RA Factors, Inc., and its membership units have been replaced by stock, and Borrower is now the legal and beneficial owner of the shares of Pledged Stock issued by RA Factors, Inc. listed on Schedule I hereto;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   Definitions.  Unless otherwise defined herein, capitalized terms
               -----------
used herein shall have the meanings ascribed to them in the Borrower Stock Pledge Agreement and the Credit Agreement.

          2.   Supplement to Borrower Stock Pledge Agreement.  From and after
                --------------------------------------------
the date hereof, the Borrower Stock Pledge Agreement is hereby supplemented by adding the Pledged Stock of RBC Holding, Inc. listed on Schedule I hereto to the Pledged Stock listed on Schedule I to the Borrower Stock Pledge Agreement and to the definition of Pledged Stock in the Borrower Stock Pledge Agreement.

          3.   Amendments to Borrower Stock Pledge Agreement.  (a)  From and
               ---------------------------------------------
after the1 date hereof, the Borrower Stock Pledge Agreement is hereby amended by substituting the Pledged Stock of RA Brands, L.L.C. listed on Schedule I hereto for the Pledged Stock of RA Brands, L.L.C. listed on Schedule I to the Borrower Stock Pledge Agreement and to the definition of Pledged Stock in the Borrower Stock Pledge Agreement.

          (b) From and after the date hereof, the Borrower Stock Pledge Agreement is hereby amended by substituting the Pledged Stock of RA Factors, Inc. listed on Schedule I hereto for the Pledged Stock of RA Factors, L.L.C. listed on Schedule I to the Borrower Stock Pledge Agreement and to the definition of Pledged Stock in the Borrower Stock Pledge Agreement.

          4.   Pledge; Grant of Security Interest.  The Borrower hereby
               ----------------------------------
delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock listed on Schedule I hereto and hereby grants to the Agent, for the ratable benefit of the Lenders, a first lien on and security interest in such Pledged Stock, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Such grant shall be governed by the terms and conditions of the Borrower Stock Pledge Agreement.

          5.   Representations and Warranties.  The representations and
               ------------------------------
warranties contained in Section 4 of the Borrower Stock Pledge Agreement are made by the Borrower, after giving effect to this Supplement, as of the date hereof and as of each other date hereafter contemplated by such Section 4.

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          6.   Limited Effect.  Except as expressly modified hereby, the
               --------------
Borrower Stock Pledge Agreement remains in full force and effect.

          7.   GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.   Counterparts.  This Supplement may be executed by the parties
               ------------
hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its properly and duly authorized officers as of the day and year first written above.

                                                   REMINGTON ARMS COMPANY, INC.

                                                   By:_________________________
                                                      Name:
                                                      Title:

ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:

JPMORGAN CHASE BANK,
as Administrative Agent

By:____________________________
   Title:

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                                ACKNOWLEDGMENT AND CONSENT

          RBC Holding, Inc. (the "Issuer") referred to in the foregoing Supplement No. 3 hereby acknowledges receipt of a copy of the Borrower Stock Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Borrower Stock Pledge Agreement. The Issuer further agrees that the terms of paragraph 9(c) of the Borrower Stock Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that
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may be required of it under or pursuant to or arising out of paragraph 9 of the
Borrower Stock Pledge Agreement.

                                              RBC HOLDING, INC.

                                              By:_________________________
                                                 Name:
                                                 Title:

                                              Address for Notices:

                                              RBC Holding, Inc.
                                              870 Remington Drive
                                              Madison, N.C. 27025
                                              Attention:

                                              Telecopy: (336) 548-7779

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                                                                     SCHEDULE I

                                 DESCRIPTION OF PLEDGED STOCK

                                                       Share
                                       Class of      Certificate    No. of
Issuer                                 Shares/1/         No.        Shares
                                       ---------     -----------    ------

RBC Holding, Inc.                                         1          100

RA Factors, Inc.                                          1          100

                                       Class of      Certificate    No. of
Issuer                                 Units/2/          No.        Units
                                       ---------     -----------    -----

RA Brands, L.L.C.                                         2          99


___________________
1 /     Common unless otherwise indicated
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2 /     Common unless otherwise indicated
-